UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2004

YAMAHA MOTOR RECEIVABLES CORPORATION

(Exact name of registrant as specified in its charter)
(Originator of the Yamaha Motor Master Trust)

Delaware	333-74069, 333-45516	33-0592719
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

6555 Katella Avenue Cypress, CA 90630
(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 761-7500

Item 5.             Other Events

Pursuant to that certain Amended and Restated Master Pooling and Servicing Agreement, dated as of May 1, 1999, among Yamaha Motor Receivables Corporation, Yamaha Motor Corporation, U.S.A. (the “Servicer”), and JPMorgan Chase Bank, a New York banking corporation (successor to the Fuji Bank and Trust Company), as amended, supplemented or otherwise modified and in effect from time to time, the Servicer prepared a Monthly Servicer’s Certificate with respect to the February 17, 2004 Distribution Date for the Collection Period ending January 31, 2004.  A copy of such Monthly Servicer’s Certificate is attached hereto as Exhibit 5.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAMAHA MOTOR RECEIVABLES CORPORATION
(Registrant)

Dated:	February 17, 2004	By:	/s/ Russell D. Jura
Name: Russell D. Jura
Title: Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit	Method of Filing

5.1	Monthly Servicer’s Certificate with respect to the February 17, 2004 Distribution Date for the Collection Period ending January 31, 2004.	Filed Herewith